FIRST AMENDMENT TO

FIRST AMENDED AND RESTATED ADVISORY AGREEMENT

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

This First Amendment (“Amendment”) dated _______ is made to the First Amended and Restated Advisory Agreement dated April 22, 2025 (the “Agreement”) between RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS, a Delaware statutory trust hereinafter called the “Trust,” and RUSSELL INVESTMENT MANAGEMENT, LLC, a Washington limited liability company hereinafter called the “Adviser.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, the Trust and the Adviser desire to restate Exhibit A of the Agreement to add new Funds and reflect Fund name changes.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

2.	Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to the First Amended and Restated Advisory Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS	RUSSELL INVESTMENT MANAGEMENT, LLC

By:	By:

Name:	Name:

Title:	Title:

Exhibit A

Fund	Fee

Russell Investments U.S. Small Cap Equity ETF (f/k/a U.S. Small Cap Equity Active ETF)	0.69%

Russell Investments International Developed Equity ETF (f/k/a International Developed Equity Active ETF	0.59%

Russell Investments Global Equity ETF (f/k/a Global Equity Active ETF	0.59%

Russell Investments Emerging Markets Equity ETF (f/k/a Emerging Markets Equity Active ETF)	0.79%

Russell Investments Global Infrastructure ETF (f/k/a Global Infrastructure Active ETF)	0.59%

Russell Investments Global Real Estate ETF	0.49%

Russell Investments Core Plus Bond ETF	0.39%